EXHIBIT 99



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Skibo Financial Corp.                                  Contact:  Walter G. Kelly
First Carnegie Deposit                                           President
Carnegie, Pennsylvania                                           (412) 276-2424



                              For Immediate Release
                               September 22, 1999


                         SKIBO FINANCIAL CORP. ANNOUNCES
                    OTS APPROVAL OF STOCK REPURCHASE PROGRAM

         Carnegie, Pennsylvania -- September 22, 1999 -- Walter G. Kelly, President of Skibo Financial Corp., Carnegie, Pennsylvania (Nasdaq "SKBO"), the holding company of First Carnegie Deposit, announced today that the Office of Thrift Supervision has approved its application to repurchase up to 155,247 of its common stock pursuant to the Company's stock repurchase plan. Pursuant to the plan, the Company will repurchase up to 10% of its outstanding shares of common stock held by persons other than Skibo Bancshares, M.H.C., its mutual holding company.

         The repurchases will be made in open-market transactions subject to the availability of stock and the terms of the repurchase plan. Repurchased shares will become authorized but unissued shares and will be utilized for general corporate and other purposes, including the issuances of shares in connection with the exercise of stock options.